Exhibit 99.5

November 20, 2019

Genetron Holdings Limited (the “Company”)

1-2/F, Building 11, Zone 1, No.8 Life Science Parkway, Changping District

Beijing 102206, People’s Republic of China

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of the Company, effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 initially filed by the Company on November 19, 2019 with the U.S. Securities and Exchange Commission.

Sincerely yours,

/s/ Dian Kang
Name: Dian Kang